UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): May 8, 2008 (May 2, 2008)
PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 1-9900

Maryland	86-0602478
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
233 Wilshire Blvd., Suite 830, Santa Monica, CA 90401
(Address of Principal Executive Offices, Including Zip Code)
310-395-2083
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant
     On May 2, 2008, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), engaged PricewaterhouseCooper LLP (“PwC”) to serve as the Company’s independent registered public accounting firm effective immediately. The engagement of PwC was approved by the Audit Committee of the Company’s Board of Directors.
     The Company was formed on March 19, 2008 through the merger of Arizona Land Income Corporation, an Arizona corporation (“AZL”), into its wholly-owned subsidiary, Pacific Office Properties Trust, Inc., a Maryland corporation, as part of the transactions (the “Transactions”) contemplated by that certain Master Formation and Contribution Agreement (the “Master Agreement”), dated as of October 3, 2006 and subsequently amended, between AZL and POP Venture, LLC, a Delaware limited liability company (“Venture”). As contemplated by the Master Agreement, substantially all of the assets and certain liabilities of AZL and substantially all of the commercial real estate assets and related liabilities of Venture were contributed as part of the Transactions into a newly formed umbrella partnership, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”). The commercial real estate assets of Venture contributed to the Operating Partnership consisted of eight office properties and a 7.5% joint venture interest in one office property, including rights to manage its day-to-day operations, comprising approximately 2.4 million square feet of rentable area in the Honolulu, San Diego and Phoenix metropolitan areas (the “Contributed Properties”).
     Prior to its engagement by the Company, PwC provided accounting advisory services to Venture regarding the accounting by the Company for the contribution of the Contributed Properties to the Operating Partnership and the equity structure of the Operating Partnership. The advice provide to us by PwC will be reflected in full in our accounting of the Transactions and will be reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. Other than these two areas, during the Company’s two most recent fiscal years ended December 31, 2007 and 2006 and through May 2, 2008, PwC was not consulted by the Company or any other party on the Company’s behalf regarding (1) the application of accounting principles to any completed or proposed transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, or (3) any other accounting, auditing, or financial reporting matter described in Items 304(a)(2) of Regulation S-K.

Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.
Dated: May 8, 2008	/s/ James M. Kasim
	Name:	James M. Kasim
	Title:	Chief Financial Officer